Kaiser Federal Financial Group, Inc.
1359 N. Grand Avenue
Covina, California 91724-1016

For Additional Information Contact:
Dustin Luton, President/Chief Executive Officer
Jean M. Carandang, Chief Financial Officer
(626) 339-9663

KAISER FEDERAL FINANCIAL GROUP, INC. DECLARES QUARTERLY DIVIDEND

Covina, California – October 31, 2011 – Kaiser Federal Financial Group, Inc. (NASDAQ: KFFG) announced today that on October 29, 2011 its Board of Directors declared a quarterly cash dividend of $0.06 per share on its common stock.  The dividend will be paid on November 29, 2011 to the shareholders of record as of the close of business on November 14, 2011.

Kaiser Federal Financial Group, Inc. is the parent corporation for Kaiser Federal Bank, a federally chartered savings bank headquartered in Covina, California.  The Bank operates three full service branches and six financial service centers in California, as well as a statewide network of 58 ATMs.

Kaiser Federal Financial Group, Inc. stock trades on NASDAQ under the KFFG symbol.  For additional information, visit www.kffg.com or www.kaiserfederal.com.